Exhibit Index






                   Exhibit
                   Number
                   ------

                      11           -  Statement re computation
                                     of per-share earnings

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)



                                                     For the three months ended June 30,
                                                     -----------------------------------
                                                             1999          1998
                                                           --------      --------
Diluted Earnings Per Share:
Weighted average shares of
Common stock outstanding:

Balance outstanding - beginning of period ...........        8,420         8,897

Weighted average shares of
treasury stock acquired .............................           (6)         --

Incremental shares of common stock
outstanding giving effect to stock options ..........          132          --
                                                            ------        ------

Weighted balance - end of period ....................        8,546         8,897
                                                            ======        ======



                                                     For the three months ended June 30,
                                                     -----------------------------------
                                                             1999          1998
                                                           --------      --------
Basic Earnings Per Share:
Weighted average shares of
Common stock outstanding:

Balance outstanding - beginning of period ...........        8,420         8,897

Weighted average shares of
treasury stock acquired .............................           (6)         --
                                                            ------        ------

Weighted balance - end of period ....................        8,414         8,897
                                                            ======        ======

                                   Exhibit 11


        COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
                                 (In Thousands)


                                                     For the three months ended June 30,
                                                     -----------------------------------
                                                             1999          1998
                                                           --------      --------
Diluted Earnings Per Share:
Weighted average shares of
Common stock outstanding:

Balance outstanding - beginning of period ...........        8,549         8,864

Weighted average shares issued ......................         --              32

Weighted average shares of
treasury stock acquired .............................         (101)         --

Incremental shares of common stock
outstanding giving effect to stock options ..........          127          --
                                                            ------        ------

Weighted balance - end of period ....................        8,575         8,896
                                                            ======        ======



                                                     For the three months ended June 30,
                                                     -----------------------------------
                                                             1999          1998
                                                           --------      --------
Basic Earnings Per Share:
Weighted average shares of
Common stock outstanding:
Balance outstanding - beginning of period ...........        8,549         8,864

Weighted average shares issued ......................         --              32

Weighted average shares of
treasury stock acquired .............................         (101)         --
                                                            ------        ------

Weighted balance - end of period ....................        8,448         8,896
                                                            ======        ======

